UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2010

BPO Management Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195

(Commission File Number)	(IRS Employer Identification No.)

1290 N. Hancock, Suite 200, Anaheim, CA	92807

(Address of Principal Executive Offices)	(Zip Code)

(714) 974-2670

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 29, 2010, BPO Management Services, Inc. (the “Company”), Healthaxis.com, Inc., a Pennsylvania corporation and wholly owned subsidiary of the Company, Healthaxis Managing Partner, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company,  Healthaxis Limited Partner, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Limited Partner”) and Healthaxis, Ltd., a Texas limited partnership and wholly owned subsidiary of the Company  (“Healthaxis”), entered into a  Agreement and Plan of Merger (the “Merger Agreement”) with unaffiliated and privately owned Healthaxis Holdings, LLC, a Delaware limited liability company (“Purchaser”), and  Healthaxis, LLC, a Delaware limited liability company and wholly owned subsidiary of the Purchaser (“Merger Sub”).  Under the terms of the Merger Agreement, Healthaxis will be merged with and into Merger Sub.  Healthaxis is the operating subsidiary in which all of the Company’s Healthcare division operations are conducted, and includes Healthaxis, Ltd., and its subsidiaries, Healthaxis Imaging Services, LLC, Healthaxis Production Processing, Inc. and Satellite Image Systems (Jamaica) Limited (the “Healthcare Subsidiaries”).

The total merger consideration payable to the Company from the Purchaser is $2,600,000.  $2,400,000 of the consideration is payable at closing, and the remaining $200,000 is subject to a holdback  and adjustment (up or down) based on certain working capital and cash tests related to the final balance sheet of the businesses sold in the merger as of January 31, 2010.  The holdback amount, as adjusted, will be released to the Company in March 2010.

The Agreement contains customary representations and warranties which survive the closing for various periods, and the Company and its remaining subsidiaries that are parties to the Merger Agreement (collectively, the “Sellers”) have agreed to indemnify the Purchaser subject to certain limitations in the event of adverse consequences suffered by the Purchaser or Merger Sub if any of the representations, warranties or covenants in the Merger Agreement are breached.  The Agreement also contains various conditions that must be satisfied by both parties prior to closing, including (i) a condition that the transaction be approved by holders of a majority of the Company’s Series B Preferred Stock, and (ii) a condition that the Company’s Chief Operating Officer, John M. Carradine, enter into an employment agreement with the surviving company to serve as its chief executive officer.

Under the terms of the Merger Agreement, Sellers are also required to enter into a confidentiality, non-competition and non-solicitation agreement pursuant to which Sellers agree that for a period of five (5) years from the closing date, Sellers will not to engage directly or indirectly in any business competitive to the business being sold.  In addition, for a period of five (5) years from the closing date, the Sellers agree not to (i) induce or attempt to induce or encourage others to induce or attempt to induce, any person who is or during such period becomes an employee of, consultant to or agent of the surviving company in the merger, to terminate such person’s employment with the surviving company  (in the case of an employee) or cease providing its services to the surviving company, or (ii) induce or attempt to induce or encourage others to induce or attempt to induce any person who is or during such period becomes a customer, supplier, referral source, or key business relationship of the surviving company to cease doing business with the surviving company or otherwise alter their relationship with the surviving company; or, in the case of referral sources, to refer their business to any person engaged in a competing business with the surviving company; or, in the case of customers, to place their business with any person engaged in the business of the companies being sold in the merger.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The transaction described in Item 1.01 (the description of which is incorporated by reference) was closed on January 29, 2010 and the merger became effective at 12:01am on January 30, 2010.

ITEM 5.02: DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with, and as a condition to, the closing of the transaction described in Items 1.01 and 2.01, on January 29, 2010, the Company and BPOMS, Inc., a wholly-owned subsidiary of the Company (“Former BPOMS”), and the Healthcare Subsidiaries entered into a Release and Termination Agreement with John M. Carradine, the Company’s Chief Operating Officer. Under the terms of the agreement, the Company, Former BPOMS, the Healthcare Subsidiaries and Mr. Carradine agreed that his existing employment agreement would be terminated immediately and that his employment with the Company, Former BPOMS and the Healthcare Subsidiaries would terminate effective as of the close of business on January 29, 2010 (the “Termination Date”). In addition to payment of his normal base salary and other amounts due pursuant to Company policies through the Termination Date, under the terms of the agreement the Company paid Mr. Carradine $75,000, with such amount being in full settlement of all claims arising out of his past employment with the Company, Former BPOMS and the Healthcare Subsidiaries, including a full release of (i) any claims to post-termination compensation, benefits, or severance rights under the employment agreement with Former BPOMS arising or resulting from the termination thereof, including any such compensation, benefits or severance rights that may have otherwise been applicable thereunder to the extent the termination may be deemed a termination based on a change in control, (ii) all accrued but unpaid vacation, and (iii) any claims to the unpaid transition bonus described in the employment agreement.  Under the terms of the Release and Termination Agreement and consistent with the terms of his employment agreement, all of Mr. Carradine’s unvested restricted stock awards became fully vested on the Termination Date, and the terms of Mr. Carradine’s outstanding options to purchase Company common stock have been extended and shall be exercisable for a period of thirty-six (36) months after the Termination Date, subject to the terms of the applicable option plan.  At this time, the Company has no plans to appoint a new principal operating officer.

ITEM 5.03: AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On January 28, 2010, the Board of Directors of the Company approved an amendment to the Company’s Second Amended and Restated Bylaws to replace Section 105 of the Company’s Bylaws in its entirety to permit any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders to be taken without a meeting upon the consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The amendment to the Company’s Second Amended and Restated Bylaws described above was effective on January 28, 2010.

The above described amendment to the Second Amended and Restated Bylaws is filed as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of such amendment is qualified in its entirety by reference to the full text of such amendment attached hereto.

ITEM 9.01 EXHIBITS

Exhibit	Description

3.1	Second Amendment to the Company’s Second Amended and Restated Bylaws, effective as of January 28, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2010

BPO MANAGEMENT SERVICES, INC.
By:	/s/ David Frear
David Frear
Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Second Amendment to the Company’s Second Amended and Restated Bylaws, effective as of January 28, 2010.